VALARIS PLC
and
U.S. BANK NATIONAL ASSOCIATION, as Trustee and Prior Trustee

and UMB BANK, NATIONAL ASSOCIATION, as Successor Trustee ELEVENTH SUPPLEMENTAL INDENTURE Dated as of September 10, 2020 to INDENTURE Dated as of July 21, 2009

UMB BANK, NATIONAL ASSOCIATION, as Successor Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of September 10, 2020

to

INDENTURE

Dated as of July 21, 2009

TABLE OF CONTENTS

This ELEVENTH SUPPLEMENTAL INDENTURE, dated as of September 10, 2020 (this “Supplemental Indenture”), is entered into by and among VALARIS PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a nationally chartered banking association, as prior trustee for the Series 2024 Notes, the Series 2025 Notes, the Series 2042 Notes and the Series 2044 Notes, each as defined below, and as continuing trustee for the Series 2022 Notes, as defined below (in such capacities collectively, the “Series 2022 Trustee”), under the Indenture, dated as of July 21, 2009, originally by and between U.S. Bank National Association, as Trustee, and Rowan Companies, LLC (formerly Rowan Companies, Inc.) as the issuer of the Securities issued from time to time thereunder (as the same may have been previously supplemented, amended and modified, the “Indenture”), and executed by UMB Bank, National Association, a nationally chartered banking association, as successor trustee with respect to the Series 2024 Notes, the Series 2025 Notes, the Series 2042 Notes and the Series 2044 Notes (in such capacities collectively, the “Multiple Series Successor Trustee”) solely for the purpose of making the representation set forth in Section 2.02 below and accepting its appointment as Multiple Series Successor Trustee pursuant to Section 6.11(b) of the Indenture.
RECITALS OF THE COMPANY
WHEREAS, the following series of Securities have been issued under the Indenture and are outstanding as of the date hereof: (i) the 4.875% Senior Notes due 2022 (the “Series 2022 Notes”), (ii) the 4.75% Senior Notes due 2024 (the “Series 2024 Notes”), (iii) the 7.375% Senior Notes due 2025 (the “Series 2025 Notes”), (iv) the 5.4% Senior Notes due 2042 (the “Series 2042 Notes”), and (v) the 5.85% Senior Notes due 2044 (the “Series 2044 Notes”; the Series 2022 Notes, Series 2024 Notes, Series 2025 Notes, Series 2042 Notes and the Series 2044 Notes, each are referred to herein as a “Series of Notes” and, collectively, the “Notes”);
WHEREAS, Section 9.1(m) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of the Holders to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;
WHEREAS, pursuant to Section 6.10 of the Indenture, the Holders of a majority of the outstanding principal amount of each of the Series 2024 Notes, the Series 2025 Notes, the Series 2042 Notes and the Series 2044 Notes (together, the “Successor Trustee Series Notes”) have removed U.S. Bank National Association as Trustee with respect to each of the Successor Trustee Series Notes, but not with respect to the Series 2022 Notes;
WHEREAS, pursuant to Section 6.10(e) of the Indenture, the Holders of a majority of the outstanding principal amount of each of the Successor Trustee Series Notes have also delivered a written appointment of the Multiple Series Successor Trustee as successor Trustee for the Successor Trustee Series Notes;

WHEREAS, Section 6.11(b) of the Indenture requires the execution and delivery of a supplemental indenture in the case of the appointment of a successor Trustee for some but not all of the series of Securities issued under the Indenture;
WHEREAS, the parties are entering into this Supplemental Indenture in accordance with the terms of 6.11 of the Indenture to (i) provide for the acceptance of the appointment by the Multiple Series Successor Trustee and to confirm to, and to vest in, the Multiple Series Successor Trustee all the rights, powers, trusts and duties of U.S. Bank National Association as Trustee with respect to each of the Successor Trustee Series Notes, subject to the terms set forth in this Supplemental Indenture, (ii) confirm that all the rights, powers, trusts and duties of the Series 2022 Trustee with respect to the Series 2022 Notes shall continue to be vested in the Series 2022 Trustee, and (iii) confirm the orderly succession of the relevant trusteeships of the Successor Trustee Series Notes and to comply with the terms of the Indenture; and
WHEREAS, all things and conditions precedent necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto according to its terms have been done.
NOW, THEREFORE, in consideration of the promises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the respective Series of Notes affected hereby, as follows:
ARTICLE ONE
RELATION TO THE INDENTURE

Section 1.01 Relation to Indenture
With respect to each Series of Notes, this Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.02 Definitions
. For all purposes of this Supplemental Indenture, capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.
With respect to each of the Successor Trustee Series Notes, references in the Indenture to the “Corporate Trust Office of the Trustee” or other similar terms shall be deemed to refer to the Corporate Trust Office of the Multiple Series Successor Trustee at 120 South Sixth Street, #1400, Minneapolis, MN 55402, or any other office of the Multiple Series Successor Trustee at which, at any particular time, its corporate trust business shall be administered.
Section 1.03 General References
.

Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Supplemental Indenture.
ARTICLE TWO
PROSPECTIVE STATUS OF TRUSTEES AFTER THE OPERATIVE DATE

Section 2.01 Appointment of Multiple Series Successor Trustee.
The parties each hereby acknowledges and agrees that the Multiple Series Successor Trustee is duly appointed and installed, which appointment and installation is accepted by UMB Bank, National Association, as successor indenture Trustee with respect to each of the Successor Trustee Series Notes, having all of the rights, powers, privileges, trusts and duties of the “Trustee” under the Indenture, but solely with respect to the Successor Trustee Series Notes. The parties further hereby acknowledge and agree that the Series 2022 Trustee is and shall remain as indenture Trustee with respect to the Series 2022 Notes and shall continue to be vested with all of the rights, privileges, powers, trusts and duties of the Trustee under the Indenture with respect to the Series 2022 Notes and nothing in this Supplemental Indenture is intended to or shall be construed as a modification or limitation of any such rights, privileges, powers, trusts or duties of the Series 2022 Trustee with respect to the Series 2022 Notes. The parties acknowledge that the rights of the Series 2022 Trustee (and the rights of the Holders of the Series 2022 Notes) with respect to any and all claims, rights and defenses relating to the Series 2022 Notes and the Indenture are reserved to the full extent that such rights are reserved with respect to the Series 2024 Notes, Series 2025 Notes, Series 2042 Notes and Series 2044 Notes. The parties further agree that U.S. Bank National Association, in its capacity as the Series 2022 Trustee or in any other capacity, has ceased to be Trustee for the Successor Trustee Series Notes and thereafter shall owe no further duties as Trustee with respect to the Successor Trustee Series Notes, all of which duties shall be vested in and accepted by the Multiple Series Successor Trustee. The Multiple Series Successor Trustee and the Series 2022 Trustee shall be each the Trustee of their separate respective trusts under the Indenture (and not co-trustees of any trusts) and neither shall have any duties, obligations or liabilities with respect to the acts or omissions of the other Trustee. For the avoidance of doubt, the Series 2022 Trustee shall retain all rights to compensation, reimbursement and indemnity and all protections under the Indenture for its service as Trustee with respect to the Successor Trustee Series Notes prior to the effective date hereof, and nothing herein shall constitute a waiver or release of any such rights or protections. The Company hereby specifically acknowledges and agrees that the Company shall provide notice to all Holders of the Successor Trustee Series Notes in accordance with Section 6.10(f) of the Indenture to inform them of the appointment of the Multiple Series Successor Trustee and such notice shall specifically indicate that the Series 2022 Trustee shall continue to act as the Trustee with respect to the Series 2022 Notes.
Section 2.02 Multiple Series Successor Trustee Representation and Warranty.

The Multiple Series Successor Trustee hereby represents and warrants to the Company and the Series 2022 Trustee that the Multiple Series Successor Trustee is qualified and eligible under the provisions of Section 6.10 of the Indenture to be appointed successor trustee.
Section 2.03 Notices, Etc. to Multiple Series Successor Trustee, Series 2022 Trustee and Company.
Any notice to or communication for the purposes of Section 1.6 of the Indenture shall be duly given, in compliance with such section:
If to the Multiple Series Successor Trustee:
UMB Bank, National Association
120 South Sixth Street, #1400
Minneapolis, MN 55402
Telephone: (612) 337-7001
Attention: Corporate Trust Services / Gavin Wilkinson

If to the Series 2022 Trustee:

U.S. Bank National Association
60 Livingston Ave, EP-MN-WS1D
Saint Paul, MN 55107
Telephone: (651) 466-5869
Attention: Global Corporate Trust / Julie Becker

If to the Company:

Valaris plc
110 Cannon Street
London EC4N6EU, England
Telephone: +44 (0) 20 7659 4660
Attention: Corporate Secretary

ARTICLE THREE
MISCELLANEOUS

Section 3.01 Appointment of Multiple Series Successor Trustee as Paying Agent and Registrar.
As of the Operative Date, the Company hereby appoints the Multiple Series Successor Trustee as the “Paying Agent” and “Security Registrar” under the Indenture with respect to the Successor Trustee Series Notes. For the avoidance of doubt, the Series 2022 Trustee shall remain as the “Paying Agent” and “Security Registrar” with respect to the Series 2022 Notes. As used herein, the term “Operative Date” shall mean the date that is ten (10) business days following the later to occur of (i) the execution and delivery of this Supplemental Indenture by all parties hereto, and (ii) written notification to the Depository Trust Company of this Supplemental Indenture.
Section 3.02 Governing Law.
This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law principles.
Section 3.03 Counterparts.
This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this instrument and of signature pages thereof by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

THE COMPANY:

By: /s/ Darin Gibbins Name: Darin Gibbins Title: VP – Investor Relations & Treasurer

SERIES 2022 TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION
By: /s/ Julie J. Becker Name: Julie J. Becker Title: Vice President

UMB Bank, National Association, as Multiple Series Successor Trustee, hereby executes this Supplemental Indenture solely for the purposes of making the representation set forth in Section 2.02 herein and confirming its acceptance of all rights, powers, privileges, trusts and duties of the “Trustee” under the Indenture with respect to the Successor Trustee Series Notes, and the Multiple Series Successor Trustee reserves all of its rights (and the rights of the Holders of the Successor Trustee Series Notes) with respect to any and all claims, rights, and defenses relating to the Notes and the Indenture.

MULTIPLE SERIES SUCCESSOR TRUSTEE:
UMB BANK, NATIONAL ASSOCIATION

By:    /s/ Gavin Wilkinson
Name:    Gavin Wilkinson
Title:     S.V.P.
Signature page to Eleventh Supplemental Indenture